Exhibit 77I

ITEM 77I/77Q1(d) - TERMS OF NEW OR AMENDED SECURITIES:

On July 29, 2011, a Form Type 485BPOS, ACCESSION NO. 0001193125-11-202704, an
amendment to the registration statement of the Trust, was filed with the SEC. This amendment registered Class I shares for Columbia Greater China Fund, a series of the Trust, and describes the characteristics of the new share class.

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An Amended and Restated Multi-Class Plan, pursuant to Rule 18f-3(d), for the
Fund dated September 7, 2010, amended June 30, 2011 is incorporated by reference to Post-Effective Amendment No. 130 to the Registration Statement of the Registrant on Form Type 485(B) filed on September 28, 2011, ACCESSION NO. 0001193125-11-258869.